Amendment to Employment Agreement


     AMENDMENT dated as of March 17 1997, to Employment Agreement, dated as of April 1, 1995, by and between Candie's, Inc., a Delaware corporation (the "Company" or "Employer") and Lawrence O'Shaughnessy (the "Executive").

                               W I T N E S S E T H

     WHEREAS, the Company and Executive entered into an Employment Agreement dated as of April 1, 1995 (the "Agreement") pursuant to which the Executive is employed as the Company's Executive Vice-President; and

     WHEREAS, the Executive has assumed additional responsibilities on behalf of the Company and the Company wishes to extend the term of the Executive's employment with the Company pursuant to the Agreement beyond the term currently provided by the Agreement and provide for the increases in the Executive's compensation as provided therein; and

     WHEREAS, the Company and Executive desire to amend the terms of the Agreement as provided herein;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Employer and Executive hereby agree as follows:

          1. Section 1 of the Agreement is hereby amended to provide that the Company agrees to employ the Executive as its Executive-Vice President for a period expiring on March 31, 2000.

          2. Section 3(a)(i) of the Agreement is hereby amended to provide that Employer shall pay to Executive a Base Salary of $300,000 per annum for the period from April 1, 1997 to March 31, 1998 and $350,000 from April 1, 1998 through March 31, 2000.

          3. All capitalized terms used in this amendment and not otherwise defined shall have the meanings ascribed to them in the Agreement. All of the other provisions of the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have executed this amendment as of the date first written above.

                                                  CANDIE'S, INC.

                                                  By: /s/ Neil Cole
                                                     --------------------------
                                                      Name:
                                                      Title: CEO

                                                      /s/ Lawrence O'Shaughnessy
                                                     --------------------------
                                                          Lawrence O'Shaughnessy



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